Exhibit 99.1

         Allied Motion Reports Profits for the Second Quarter


    DENVER--(BUSINESS WIRE)--Aug. 8, 2005--Allied Motion Technologies, Inc. (Nasdaq:AMOT) today announced it achieved net income for the second quarter of $368,000 or $.05 per diluted share compared to $608,000 or $.10 per diluted share for the same period last year. Revenue for the quarter ended June 30, 2005, increased 25% to $18,913,000 compared to $15,104,000 last year. Of this 25% increase, revenues from existing businesses decreased 12% points and incremental revenues achieved by the companies acquired in 2004 contributed 37% points of the increase. This quarter's results include the results from Stature Electric, Inc., a subsidiary that was acquired on May 10, 2004, in connection with the Owosso Corporation merger, and also from Precision Motor Technology B.V. (Premotec), a subsidiary that was acquired on August 23, 2004. Backlog at June 30, 2005, was $21,834,000.
    During the six months ended June 30, 2005, the Company achieved net income of $536,000 or $.08 per diluted share compared to net income of $1,035,000 or $.18 per diluted share for the same six months last year. Revenues for the first six months this year increased 42% to $37,368,000 compared to $26,352,000 for the same period last year. Of this 42% increase, revenues from existing businesses decreased 8% points and incremental revenues achieved by the companies acquired in 2004 contributed 50% points of the increase.
    "Consistent with the first quarter, the second quarter and year to date results are down from the prior year," commented Dick Smith, CEO of Allied Motion. "However, the results of the second quarter of 2005 were an improvement over the first quarter and our EBITDA for the six months was up 7% over last year. During the quarter and for the six months, we continued to see revenues down from the prior year from some of our served markets which contributed to a decrease in revenues from our existing businesses which were more than offset by the incremental revenues added by Stature and Premotec. The markets in which we are experiencing the decline in revenues are some of our higher margin business which has a more significant effect on profitability. While we are disappointed by the decrease in profits for the quarter and six months, we will continue to execute our strategy and build the foundation necessary to achieve our long-term goals for growth in sales and profitability, as well as to facilitate our continued expansion into the motion control industry."
    Dick Warzala, President of Allied Motion, added: "Even though our first six months results are less than what we have become accustomed to, as I stated last quarter we remain bullish on our continued growth prospects in the future. We've made excellent progress in developing our Asian production and supply chain capabilities and our R&D efforts will result in the release of several exciting new products near the end of the year. We also have several significant new projects with our customer base and we are confident that we will secure new business to help us achieve our internal growth goals into the future. Our strategy is on track and we remain committed to manage our Company to achieve our long term goals."

    Headquartered in Denver, Colorado, Allied Motion designs, manufactures and sells motion control products into applications that serve many industry sectors. Allied Motion is a leading supplier of precision and specialty motion control components and systems to a broad spectrum of customers throughout the world.

    The statements in this press release and in the Company's August 8, 2005, conference call that relate to future plans, events or performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statements that may predict, forecast, indicate, or imply future results, performance, or achievements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results of the Company to differ materially from the forward-looking statements. The risks and uncertainties include international, national and local general business and economic conditions in the Company's motion markets, introduction of new technologies, products and competitors, the ability to protect the Company's intellectual property, the ability of the Company to sustain, manage or forecast its growth and product acceptance, success of new corporation strategies and implementation of defined critical issues designed for growth and improvement in profits, the continued success of the Company's customers to allow the Company to realize revenues from its order backlog and to support the Company's expected delivery schedules, the continued viability of the Company's customers and their ability to adapt to changing technology and product demand, the ability of the Company to meet the technical specifications of its customers, the continued availability of parts and components, increased competition and changes in competitor responses to the Company's products and services, changes in government regulations, availability of financing, the ability of the Company's lenders and financial institutions to provide additional funds if needed for operations or for making future acquisitions or the ability of the Company to obtain alternate financing if present sources of financing are terminated, the ability to attract and retain qualified personnel who can design new applications and products for the motion industry, the ability of the Company to identify and consummate favorable acquisitions to support growth and new technology, and the ability of the Company to control costs for the purpose of improving profitability. The Company's ability to compete in this market depends upon its capacity to anticipate the need for new products, and to continue to design and market those products to meet customers' needs in a competitive world. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements as a prediction of actual results. The Company has no obligation or intent to release publicly any revisions to any forward-looking statements, whether as a result of new information, future events, or otherwise.


ALLIED MOTION TECHNOLOGIES, INC.
FINANCIAL SUMMARY (IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

                            For the Three Months   For the Six Months
HIGHLIGHTS OF OPERATING        Ended June 30,        Ended June 30,
RESULTS                       2005       2004       2005       2004
----------------------------------------------------------------------
Revenues                    $18,913    $15,104    $37,368    $26,352
                             ======     ======     ======     ======

Gross Margin                 $4,224     $4,064     $8,312     $7,111
Operating expenses and other (3,651)    (3,074)    (7,454)    (5,426)
                             ------     ------     ------     ------
Income before income taxes      573        990        858      1,685
Provision for income taxes     (205)      (382)      (322)      (650)
                             ------     ------     ------     ------
Net Income                     $368       $608       $536     $1,035
                             ======     ======     ======     ======
PER SHARE AMOUNTS:
Diluted  income per share      $.05       $.10       $.08       $.18
                             ======     ======     ======     ======
Diluted weighted average
 common shares                6,784      5,897      7,007      5,699
                             ======     ======     ======     ======


                                              June 30,   December 31,
CONDENSED BALANCE SHEETS                        2005        2004
----------------------------------------------------------------------
Assets
Current Assets:
 Cash and cash equivalents                       $495        $456
 Trade receivables, net                        10,342       9,353
 Inventories, net                               9,635       9,382
 Other current assets                           1,492       1,704
                                               ------      ------
Total Current Assets                           21,964      20,895
Property, plant and equipment, net             13,266      13,301
Goodwill and intangible assets                 19,509      20,624
                                               ------      ------
Total Assets                                  $54,739     $54,820
                                               ======      ======
Liabilities and Stockholders' Investment
Current Liabilities:
 Debt obligations                              $9,569      $7,087
 Accounts payable and other current
  liabilities                                   8,462      10,672
                                               ------      ------
Total Current Liabilities                      18,031      17,759
Long-term debt obligations                      5,945       7,320
Other long-term liabilities                     5,417       5,381
                                               ------      ------
Total Liabilities                              29,393      30,460
Stockholders' Investment                       25,346      24,360
                                               ------      ------
Total Liabilities and Stockholders'
 Investment                                   $54,739     $54,820
                                               ======      ======


                                            For the Six Months Ended
                                                    June 30,
CONDENSED STATEMENTS OF CASH FLOWS              2005         2004
----------------------------------------------------------------------
Cash flows from operating activities:
 Net income                                      $536       $1,035
 Depreciation and amortization                  1,609          925
 Changes in working capital balances and
  other                                        (2,827)      (1,733)
                                               ------       ------
Net cash provided by (used in) operating
 activities                                      (682)         227

Cash flows from investing activities:
 Purchase of property and equipment            (1,247)        (355)
 Cash paid for acquisitions, net                 (208)     (13,188)
 Net proceeds from sale of business segment        --           50
                                               ------       ------
Net cash used in investing activities          (1,455)     (13,493)

Net cash provided by financing activities       2,181       12,144
Effect of foreign exchange rate changes on
 cash                                              (5)          --
                                               ------       ------
Net increase (decrease) in cash and cash
 equivalents                                       39       (1,122)
Cash and cash equivalents at beginning of
 period                                           456        1,960
                                               ------       ------
Cash and cash equivalents at June 30             $495         $838
                                               ======       ======


    CONTACT: Allied Motion Technologies, Inc.
             Richard Smith or Sue Chiarmonte, 303-799-8520
             303-799-8521 (fax)